EXHIBIT 99.1

VolitionRx Limited Announces Full Fiscal Year 2024 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Monday, March 31 at 4:30 p.m. U.S. Eastern Time

Henderson, Nevada, March 31, 2025 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announces financial results and a business update for the fourth quarter and full fiscal year ended December 31, 2024.  Volition management will host a conference call today, March 31 at 4:30 p.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

Highlights

•	Sold approximately 120,000 Nu.Q® Vet Cancer Tests in 2024.

•	Expanded access to the Nu.Q® Vet Cancer Test – now available for purchase in over 20 countries worldwide.

•	A range of independent studies completed, demonstrating the value of our Nu.Q® platform in both sepsis and oncology.

•	Advancing several active commercial discussions with significant players in the human diagnostic and liquid biopsy space for sepsis and oncology, constituting multibillion dollar markets.

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Strengthened the Board of Directors in the appointment of experienced chair, Timothy Still and Independent Director, Dr. Ethel Rubin, both of whom bring significant commercial and financing experience in the diagnostic sector.

An interview with Cameron Reynolds, President and Group Chief Executive Officer

https://youtu.be/DwyWNujA7nI

Cameron Reynolds, President and Group Chief Executive Officer, said:

“Our focus in 2024 was on generating sufficient clinical data to convince the biggest players in the diagnostic, screening, and liquid biopsy world that our Nu.Q® platform will play a significant role in both the oncology and sepsis markets. I believe this was achieved beyond our expectations: a range of independent studies demonstrating the value of our platform have been completed.  We built impressive data rooms in 2024, and 2025 will see the publication of many of these studies.

“2025 is about signing multiple licensing deals for human indications, and we are making good progress on this.

There is a strong and broad interest in potential out-licensing and/or supply agreements for both Nu.Q® NETs and our oncology portfolio, with a range of commercial discussions progressing well with multiple large companies.

We aim to replicate what we previously achieved in the vet space: a range of deal structures, all with ongoing revenue and some to include large milestone.

“We have made excellent progress in 2024 and I look forward to sharing more progress in the coming months.”

Financial Highlights

•	$1.2 million revenue 2024, up 59% over the prior year.

•	Nu.Q® Vet revenue up 75% and Nu.Q® Discover revenue up 40% versus 2023.

•	Operating expenses were down by 23% vs prior year as cost reduction measures took effect, with second half expenses down by 31%.

•	Cash and cash equivalents as of December 31, 2024, totaled approximately $3.3 million.

•	Subsequent to year end received $1.8 million of non-dilutive funding from Belgian institutions, with more funding expected in 2025.

•	Subsequent to year end raised approximately $2.3 million in a registered direct offering to investors.

•	Goal to be cash neutral in 2025, meaning income, including licensing receipts, matches expenditure on a cash basis.

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Event: VolitionRx Limited Full Fiscal Year 2024 Earnings and Business Update Conference Call

Date: Monday, March 31, 2025

Time: 4:30 p.m. U.S. Eastern Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13752134

Louise Batchelor, Group Chief Marketing & Communications Officer will host the call along with Cameron Reynolds, President and Group Chief Executive Officer of Volition, Terig Hughes, Group Chief Financial Officer and Dr. Andrew Retter, Chief Medical Officer. The call will provide an update on important events that have taken place in 2024 and upcoming milestones.

A live audio webcast of the conference call will also be available on this link. In addition, a telephone replay of the call will be available until April 14, 2025. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13752134.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor, Volition, mediarelations@volition.com  +44 (0)7557 774620

Investor Relations:

Jeremy Feffer, LifeSci Advisors, jfeffer@lifesciadvisors.com  +1-212-915-2568

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, the exercise of the milestone-linked warrants upon the achievement of such milestone events or otherwise prior to their expiration, Volition’s expectations related to revenue opportunities and growth, the timing, completion, success and delivery of data from clinical studies, the timing of publications, the effectiveness of Volition’s cost reduction measures, the effectiveness and availability of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases, and Volition’s success in securing licensing and/or distribution agreements with third parties for its products. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Pursuant to the disclosure requirements of the NYSE American Company Guide Section 610(b), Volition is reporting that its audited consolidated financial statements for the fiscal year ended December 31, 2024, included in Volition's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025, contains an audit opinion from its independent registered public accounting firm that includes an explanatory paragraph related to Volition's ability to continue as a going concern. This announcement does not represent any change or amendment to Volition's financial statements or to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Nucleosomics™, Capture-PCR™, Capture-Seq™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.  Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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